EXHIBIT 99.1
Nextera Enterprises, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollar amounts in thousands, except share data)

	December 31
	2005	2004

Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$15,043	$16,713
Prepaid expenses and other current assets	128	474

Total current assets	15,171	17,187

Property and equipment, net	22	39
Other assets	42	—

Total assets	$15,235	$17,226

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$748	$843
Current portion of long-term debt	337	258

Total current liabilities	1,085	1,101

Long-term debt	391	470
Other long-term liabilities	400	400
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred Stock, $0.001 par value, 10,000,000 shares authorized, 600,000 authorized shares designated Series A, 48,906 and 45,619 Series A shares issued and outstanding at December 31, 2005 and 2004, respectively	4,890	4,562
Class A Common Stock, $0.001 par value, 95,000,000 shares authorized, 30,025,441 shares issued and outstanding	30	30
Class B Common Stock, $0.001 par value, 4,300,000 shares authorized, 3,844,200 shares issued and outstanding	4	4
Additional paid-in capital	161,130	161,453
Retained deficit	(152,695)	(150,794)
Accumulated other comprehensive loss	—	—

Total stockholders’ equity	13,359	15,255

Total liabilities and stockholders’ equity	$15,235	$17,226

Nextera Enterprises, Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Year ended December 31
	2005	2004	2003

	(Unaudited)
Net revenues	$—	$—	$—
Cost of revenues	—	—	—

Gross profit	—	—	—

Selling, general and administrative expenses	2,054	2,542	4,198
Special charges	—	—	1,921

Operating loss	(2,054)	(2,542)	(6,119)

Interest income, net	287	179	—
Other expense	(188)	(511)	(364)

Loss from continuing operations before income taxes	(1,955)	(2,874)	(6,483)
Provision for income taxes	24	—	232

Loss from continuing operations	(1,979)	(2,874)	(6,715)
Income from discontinued operations, net of tax	78	525	11,202

Net loss	(1,901)	(2,349)	4,487
Preferred stock dividends	(328)	(307)	(292)

Net loss applicable to common stockholders	$(2,229)	$(2,656)	$4,195

Net income (loss) per common share, basic and diluted
Continuing operations	$(0.07)	$(0.09)	$(0.21)
Discontinued operations	0.00	0.02	0.33

Net income (loss) per common share, basic and diluted	$(0.07)	$(0.08)	$0.12

Weighted average common shares outstanding, basic and diluted	33,870	33,870	33,912

Nextera Enterprises, Inc.
Consolidated Statements Of Stockholders’ Equity
(Unaudited)

			Series A
			Cumulative	Class A			Accumulated	Total
	Class A	Class B	Convertible	Common	Additional		Other	Stock-	Total
(Dollar amounts in thousands)	Common	Common	Preferred	Treasury	Paid-in	Retained	Comprehensive	Holders	Comprehensive
	Stock	Stock	Stock	Stock	Capital	Deficit	Income (Loss)	Equity	Income (Loss)

Balance at January 1, 2003	32	4	3,963	—	161,055	(152,932)	(215)	11,907

Net income	—	—	—	—	—	4,487	—	4,487	4,487
Foreign currency translation adjustment	—	—	—	—	—	—	(3)	(3)	(3)
Unrealized holding gain on certain investments (net of reclassification adjustments)	—	—	—	—	—	—	2	2	2

Total comprehensive income									4,486
Option and warrant activity	—	—	—	—	1,782	—	—	1,782
Surrender of 1,885,825 shares of Class A Common Stock	(2)	—	—	—	(790)	—	—	(792)
Cumulative dividend of 2,924 shares on Series A Preferred Stock	—	—	292	—	(292)	—	—	—

Balance at December 31, 2003	30	4	4,255	—	161,755	(148,445)	(216)	17,383

Net loss	—	—	—	—	—	(2,349)	—	(2,349)	(2,349)
Foreign currency translation adjustment	—	—	—	—	—	—	213	213	213
Unrealized holding gain on certain investments (net of reclassification adjustments)	—	—	—	—	—	—	3	3	3

Total comprehensive loss									(2,133)
Cumulative dividend of 3,065 shares on Series A Preferred Stock	—	—	307	—	(307)	—	—	—
Other	—	—	—	—	5	—	—	5

Balance at December 31, 2004 (unaudited)	$30	$4	$4,562	$—	$161,453	$(150,794)	$—	$15,255
Net loss (unaudited)	—	—	—	—	—	(1,901)	—	(1,901)	(1,901)
Total comprehensive loss (unaudited)									(1,901)
Cumulative dividend of 3,065 shares on Series A Preferred Stock (unaudited)	—	—	328	—	(328)	—	—	—
Other (unaudited)	—	—	—	—	5	—	—	5

Balance at December 31, 2005 (unaudited)	$30	$4	$4,890	$—	$161,130	$(152,695)	$—	$13,359

Nextera Enterprises, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollar amount in thousands)

	Year ended December 31
	2005	2004	2003

Operating activities	(unaudited)
Net income (loss)	$(1,901)	$(2,349)	$4,487
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	17	15	9,134
Write-off of investments	—	—	364
Write-off of fixed assets	—	—	48
Gain on sale of business unit	(131)	—	(14,212)
Gain on reversal of restructuring charge	—	—	—
Provision for doubtful accounts	—	—	1,251
Non-cash interest paid in kind	—	—	4,495
Non-cash compensation charges	—	—	1,134
Non-cash, other	5	5	(78)
Change in operating assets and liabilities:
Accounts receivable	—	748	(3,411)
Prepaid expenses and other current assets	198	530	(1,646)
Accounts payable and accrued expenses	(95)	(3,333)	2,444
Restructuring costs	—	(173)	(967)
Other	—	—	(2,568)

Net cash provided by (used in) operating activities	(1,907)	(4,557)	475

Investing activities
Purchase of property and equipment	—	(47)	(1,070)
Proceeds from sale of business	237	1,193	127,700
Payments for non-compete agreements	—	—	(31,480)
Changes in restricted cash	—	—	2,650

Net cash provided by investing activities	237	1,146	97,800

Financing activities
Net repayments under senior credit facility	—	—	(27,200)
Repayments of debentures due to affiliates	—	—	(52,243)
Borrowings under short-term loan from affiliate	—	—	—
Repayments under short-term loan from affiliate	—	—	—
Repayments of long-term debt and capital lease obligations	—	—	(314)

Net cash used in financing activities	—	—	(79,757)
Effects of exchange rates on cash and cash equivalents	—	—	—

Net increase (decrease) in cash and cash equivalents	(1,670)	(3,411)	18,518

Cash and cash equivalents at beginning of year	16,713	20,124	1,606

Cash and cash equivalents at end of year	$15,043	$16,713	$20,124

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$—	$—	$1,947

Cash paid during the year for taxes	$—	$1,340	$75

Gain on Asset Sale held in escrow	$—	$—	$1,500